EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended March 31, 2026 and 2025
and the Quarter and Year Ended December 31, 2025

	Unaudited
	Commercial	Defense, Space
(In millions)	Aerospace	& Other	Total

First Quarter 2026
Composite Materials	$281.2	$117.6	$398.8
Engineered Products	51.5	51.2	102.7
Total	$332.7	$168.8	$501.5
	66%	34%	100%
Fourth Quarter 2025
Composite Materials	257.9	136.6	$394.5
Engineered Products	41.6	55.2	96.8
Total	299.5	191.8	$491.3
	61%	39%	100%

First Quarter 2025
Composite Materials	241.8	123.5	$365.3
Engineered Products	38.3	52.9	91.2
Total	280.1	176.4	$456.5
	61%	39%	100%

Fiscal Year 2025
Composite Materials	$980.2	$536.0	$1,516.2
Engineered Products	166.7	211.0	377.7
Total	$1,146.9	$747.0	$1,893.9
	61%	39%	100%